UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:

August 8, 2005

BAIRNCO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

1-8120

 13-3057520

(State or other jurisdiction of        (Commission

(IRS Employer

incorporation or organization)        File Number)

Identification No.)

300 Primera Boulevard, Suite 432, Lake Mary,   FL  32746

(Address of principal executive offices)       (Zip Code)

(407) 875-2222

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

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ITEM 5.02.

DEPARTURE OF DIRECTORS OR PRINICPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On August 8, 2005, Kenneth L. Bayne was appointed as Vice President of Finance and Chief Financial Officer of the Corporation, reporting directly to the Chief Executive Officer.  Prior to joining the Corporation, Mr. Bayne was with Guidant Corporation where he served for nine years in a series of increasingly responsible positions including senior financial analyst, supervisor of advanced tachycardia development, manager of supply chain finance and division controller, culminating in his most recent position as assistant treasurer for the company.  Prior to that, he served for three years as a senior associate design engineer with Thiokol Corporation.  Mr. Bayne holds a bachelor’s degree in aerospace engineering and a master’s degree with distinction in finance and operations management from the University of Michigan.

Under the terms of his employment, among other things, Mr. Bayne’s annual basic salary is $170,000 and he is entitled to participate in the Bairnco Headquarters’ management incentive compensation plan where he can receive up to 10% of the annually generated bonus pool, subject to continued employment and satisfactory performance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAIRNCO CORPORATION

By:

/s/ Lawrence C. Maingot

Lawrence C. Maingot

Controller

Date:

August 8, 2005

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